UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2015

Exxon Mobil Corporation

(Exact name of registrant as specified in its charter)

New Jersey	1-2256	13-5409005
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5959 LAS COLINAS BOULEVARD, IRVING, TEXAS 75039-2298

          (Address of principal executive offices)                                            (Zip Code)

 Registrant’s telephone number, including area code:  (972) 444-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b), (c)   At a meeting on December 9, 2015, the Board of Directors elected Darren W. Woods President of Exxon Mobil Corporation effective January 1, 2016.  Mr. Woods, 50, has served as a Senior Vice President of the Corporation since June 1, 2014 and previously held a number of domestic and international assignments including serving as Vice President, Supply & Transportation of ExxonMobil Refining & Supply Company from July 1, 2010 to July 31, 2012 and as President of ExxonMobil Refining & Supply Company and a Vice President of the Corporation from August 1, 2012 to May 31, 2014.

              At a meeting of the Compensation Committee of the Board of Directors on December 9, 2015, in connection with his election as President Mr. Woods was awarded an annual salary of $1,000,000 effective January 1, 2016 and was granted a short-term incentive award of $339,000 payable half in cash and half in Earnings Bonus Units and 26,400 restricted stock units to be settled in stock.  The terms of Earnings Bonus Units and restricted stock units granted to executive officers are described in the Corporation’s most recent proxy statement dated April 14, 2015.  Like all other executive officers of the Corporation, Mr. Woods is an “at will” employee and does not have an employment contract.

             Also on December 9, 2015, R. W. Tillerson resigned as President of the Corporation effective January 1, 2016.  Mr. Tillerson will continue to hold the positions of Chairman of the Board and Chief Executive Officer of the Corporation.

(d)        On December 9, 2015, the Board of Directors elected Darren W. Woods a Director of Exxon Mobil Corporation effective January 1, 2016.  His election to a Board Committee on which employee directors are eligible to serve has not been determined.  As an employee of the Corporation, Mr. Woods will receive no additional compensation for serving as a director.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXXON MOBIL CORPORATION

Date: December 15, 2015	By:	/s/ David S. Rosenthal
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		Name:	David S. Rosenthal
		Title:	Vice President, Controller and
Principal Accounting Officer